EXHIBIT 23.1
                                           CONSENT OF PRICEWATERHOUSECOOPERS LLP



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 14, 1999 relating to the consolidated financial statements, which appears in Xybernaut Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

 /s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP


McLean, VA
June 16, 1999

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